EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

United World Holding Group Ltd.

We hereby consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement on Form F-1 of United World Holding Group Ltd. of our report dated May 17, 2021, with respect to our audit of the consolidated financial statements of United World Holding Group Ltd. as of and for the year ended December 31, 2020, which appears in this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ WWC, P.C.

Certified Public Accountants

San Mateo, California

June 21, 2021